Letter of Transmittal

Regarding Shares of Pomona Investment Fund

Tendered Pursuant to Pomona Investment Fund’s Offer to Purchase

Dated December 19, 2025

The Offer will expire on January 21, 2026

and this Letter of Transmittal must be received by

the Fund, by mail, overnight mail, by fax or e-mail, by 11:59 p.m.,

Eastern Time, on January 21, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Pomona Investment Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class A Shares or Class I Shares of beneficial interest in the Fund (“Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated December 19, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.

If the undersigned tenders Shares and the Fund purchases those Shares, the undersigned will receive payment in cash or a non-interest bearing, uncertificated promissory note. The cash payment of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to the account of the undersigned from which the subscription funds were debited, unless the shareholder provides different instructions.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: March 31, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), January 21, 2026

WITHDRAWAL DATE: 11:59 p.m. (Eastern Time), March 31, 2026

Unless the Offer is Extended

PARTS 1, 2, 3, AND 5 MUST BE COMPLETED FOR TENDER REQUEST

TO BE IN GOOD ORDER FOR PROCESSING

Mail To:	Pomona Investment Fund c/o Ultimus Fund Solutions PO Box 46707 Cincinnati, OH 45246
Overnight Mail To:	Pomona Investment Fund c/o Ultimus Fund Solutions 225 Pictoria Dr, Suite 450 Cincinnati, OH 45246
Email To:	pomona@ultimusfundsolutions.com
Fax To:	402-609-7043
Additional Information:	844-276-6662

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST TO ENSURE TIMELY PROCESSING.

PART 1 – NAME AND ADDRESS

Pomona Account Number[1]:
Full Account Registration:
Broker Dealer / Firm:
Advisor Name:

FOR CUSTODIAL ACCOUNTS ONLY (if applicable)	***Tenders submitted for Custodial held accounts must be submitted to the Custodian for approval and signoff.
BIN / Custodian Account Number[2]:
Custodian Name:

***TENDERS FOR CUSTODIAL HELD ACCOUNTS WILL ONLY BE PROCESSED IF CUSTODIAL SIGNED PAPERWORK IS RECEIVED BY THE TENDER OFFER DEADLINE. PLEASE CONFIRM PROCESSING TURNAROUND TIMES WITH YOUR CUSTODIAN TO ENSURE PROPER SIGNOFF IS RECEIVED BY THE 20TH BUSINESS DAY.

PART 2 – AMOUNT OF SHARES OF THE FUND BEING TENDERED:

[ ]	All Class A Shares.	[ ]	All Class I Shares.

[ ]	Portion of Shares expressed as a specific number of Shares.
	Class A Shares _________	Class I Shares _________

[ ]	Portion of Shares expressed as a dollar amount.
	Class A $ _________	Class I $ _________

1 -	Pomona Account Number can be located on the shareholder’s Capital Account Statement

2 -	BIN Number is the shareholder’s bank account number for direct accounts.

BIN number is the shareholder’s custodian account number for custodial held accounts

Note to Part 2: A Shareholder tendering for repurchase only a portion of the Shareholder’s Shares will be required to maintain an account balance of at least $10,000 for Class A Shares and $10,000 for Class I Shares after giving effect to the repurchase. If a Shareholder tenders an amount that would cause the Shareholder’s account balance to fall below the required minimum, the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor that Shareholders may wish to consider when determining the extent of any tender for purchase by a Fund.

NOTE: If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein.

PART 3 – PAYMENT

(Must check one of the following options)

Please Deliver All Proceeds to the Following:

[ ]	Deliver All Proceeds to Custodian on Record (Required for Custodial held accounts)
[ ]	Deliver All Proceeds to Bank Account on Record
[ ]	Deliver All Proceeds to New Bank Account (Must complete Part 4 to provide New Bank Account Information)

PART 4 – NEW BANK ACCOUNT INSTRUCTIONS

This section only needs to be completed by shareholders who wish to have their proceeds delivered to a bank account different than the bank account currently on record.

(Note: Copy of a Voided check is required if this section is completed)

Bank Name:
ABA Routing Number:
Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 5 - SIGNATURE(S)

The undersigned Shareholder acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s registration statement under the Investment Company Act of 1940, as amended (the “Registration Statement”) and the Offer to Purchase dated December 19, 2025 (the “Offer to Purchase”) and all capitalized terms used but not defined herein have the meaning as defined in the Fund’s Registration Statement. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Investor Signature	Investor Print Name (and Title if applicable)	Date

Joint Investor Signature	Joint Investor Print Name (and Title if applicable)	Date

Custodian Signature	Custodian Print Name (and Title if applicable)	Date

IF APPLICABLE, PLACE MEDALLION SIGNATURE GUARANTEE BELOW:

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST TO ENSURE TIMELY PROCESSING.